Exhibit 99.2

Note: Guidance for the December quarter 2013 in this investor update excludes special items and mark to market adjustments on out of period fuel hedges unless noted.

Overall Commentary

•	Delta expects a December quarter operating margin of 8 – 9%, an improvement over the 5.5% operating margin for the December 2012 quarter.
•	Unit revenues for the month of December increased 10% year over year, driven by continuing strong demand and benefits from the timing of the Thanksgiving holiday.
•	Delta expects to generate more than $1.0 billion of operating cash flow for the December quarter. This strong cash flow allowed the company to reinvest in the business during the quarter while also reducing adjusted net debt to approximately $9.4 billion, contributing an additional $250 million to its defined benefit pension plan, and returning $200 million to shareholders through $50 million of dividends and $150 million of share repurchases.

Guidance

December Quarter 2013
Operating margin	8% – 9%
Cargo and other revenue	$1.2 billion
Average fuel price per gallon, including taxes, settled hedges and refinery impact	$3.00 - $3.05
Profit sharing expense	$120 million
Non-operating expense	$235 – 250 million

December Quarter 2013 vs. December Quarter 2012
Passenger unit revenue	Up ~3%
Consolidated CASM, excluding fuel and profit sharing expense	Up ~2%
System capacity	Up ~3%

Ancillary Business Expense

•	Delta excludes expenses related to its ancillary businesses from its unit cost guidance. Ancillary businesses include third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations and Delta Private Jets. Delta expects to record approximately $185 million of ancillary business expense in the December quarter. The revenue associated with these ancillary businesses is included in Delta’s guidance for cargo and other revenue.

Profit Sharing

•	Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items.

Taxes

•	Projections for sustainable future expected profitability combined with consistent and strong profitability over the past four years will result in the reversal of Delta’s tax valuation allowance in the December quarter. With the reversal of the tax valuation allowance, the company expects to record a non-cash net gain of approximately $8.5 billion in the December quarter, which will be treated as a special item. Net income will be reduced to reflect a 38-39% tax rate beginning in 2014; however, there will be no impact to cash as Delta’s net operating loss carryforwards will offset cash taxes on more than $14 billion of future taxable income.

Share count

•	Delta expects approximately 858 million weighted average diluted shares and approximately 846 million weighted average basic shares outstanding.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 3, 2014, and which we have no current intention to update.

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Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Operating Margin

Delta excludes the following special items from operating margin and other measures because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the period shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below showing the reconciliation of operating margin are:

•	MTM adjustments. MTM adjustments are based on market prices as of the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze Delta’s core operational performance for the periods reported.
•	Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of restructuring and other items from this measure is helpful to investors to analyze Delta’s core operational costs in the periods shown.

	Three Months Ended December 31,
	2013	2012
	(Projected)
Operating margin	7 to 8%	4.1%
Items excluded:
MTM adjustments	(1)%	–
Restructuring and other items	2%	1.4%
Operating margin excluding special items	8% to 9%	5.5%

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CASM-Ex

In addition to excluding the special items described above, Delta excludes the following items from consolidated cost per available seat mile or unit cost ("CASM") to evaluate the company’s non-fuel cost performance:

•	Profit sharing. Delta excludes profit sharing because this exclusion allows investors to better understand and analyze Delta’s recurring cost performance and provides a more meaningful comparison of Delta’s core operating costs to the airline industry.
•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The exclusion of aircraft fuel and related taxes from this measure (including Delta’s regional carriers under capacity purchase arrangements) allows investors to better understand and analyze Delta’s non-fuel costs and its year-over-year financial performance.

(Projected)
% Change
Three Months Ended
December 31, 2013
CASM	1.0%
Items excluded:
Profit sharing	(0.5)%
Restructuring and other items	(0.5)%
MTM Adjustments	1.0%
Aircraft fuel and related taxes	1.0%
CASM-Ex	2.0%

Average Fuel Price Per Gallon

Delta excludes MTM adjustments from average price per fuel gallon because, as described above, excluding these adjustments allows investors to better understand and analyze Delta’s costs for the periods reported.

(Projected)
Three Months Ended
Consolidated	December 31, 2013
Average price per fuel gallon	$2.89 to $2.94
MTM adjustments	0.11
Average price per fuel gallon, adjusted	$3.00 to $3.05

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Operating Cash Flow (Net cash provided by operating activities, adjusted)

Delta presents net cash provided by operating activities because management believes this metric is helpful to investors to evaluate the company’s operating activities and cash flows.

(Projected)
Three Months Ended
(in billions)	December 31, 2013
Delta operating cash flow	$0.9
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreements	0.1
Net cash provided by operating activities, adjusted	$1.0

Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile.

	(Projected)
(in billions)	December 31, 2013
Debt and capital lease obligations	$11.3
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.4
Adjusted debt and capital lease obligations		$11.7
Plus: 7x last twelve months' aircraft rent		1.5
Adjusted total debt		13.2
Less: cash, cash equivalents and short-term investments		(3.8)
Adjusted net debt		$9.4

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